UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 13, 2015

FRESH HEALTHY VENDING INTERATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-177305	45-2511250
(Commission File Number)	(IRS Employer Identification No.)

9605 Scranton Road, Suite 801, San Diego, California 92121
(Address of Principal Executive Offices)

858-210-4200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Securities Purchase Agreement
On March 13, 2015, Fresh Healthy Vending International, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with Gemini Master Fund, Ltd. ("Purchaser") under which the Company sold an aggregate of $375,000 12% OID Note ("Note") for a purchase price of $350,000.  The Note bears interest at the rate of 12% per annum.  The Note matures 90 days from the closing date payable in cash.  Under the terms of Purchase Agreement, the Company also issued a warrant granting the Purchaser the right to purchase up to 150,000 shares of the Company's common stock at an exercise price of $0.60 per share ("Warrant"), subject to adjustments and anti-dilution provisions.

The above summary of the Securities Purchase Agreement, Warrant and Note is qualified in its entirety by reference to the corresponding Securities Purchase Agreement, Warrant and Note filed as Exhibit 10.10, Exhibit 10.12 and Exhibit 10.11, respectively, to this Current Report on Form 8-K and each is incorporated herein by reference.
(d) Exhibits
Exhibit No.	Description
10.12	Warrant to Purchase up to150,000 Shares of Common Stock issued by Fresh Healthy Vending International, Inc. on March 13, 2015
10.11	12% OID Promissory Note issued on March 13, 2015 by Fresh Healthy Vending International, Inc., as Maker, to Gemini Master Fund, Ltd., as Holder
10.10	Securities Purchase Agreement dated March 13, 2015 between Fresh Healthy Vending International, Inc. and Gemini Master Fund, Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  March 18, 2015
Fresh Healthy Vending International, Inc.

/s/ Arthur Budman
By: Arthur Budman
Chief Executive Officer and Chief Financial Officer
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